UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 28, 2018

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, Peter B. Brandow and Stephen L. Lanning resigned from the board of directors of National CineMedia, Inc. (“NCM Inc.”), effective immediately.  Neither Mr. Brandow’s resignation nor Mr. Lanning’s resignation resulted from any disagreement with NCM Inc.  Both Mr. Brandow and Mr. Lanning were designated to the board of directors by Regal CineMedia Holdings, LLC (“Regal”) pursuant to the Director Designation Agreement, dated as of February 13, 2007, between NCM Inc. and its founding members, American Multi-Cinema, Inc., Cinemark Media, Inc., and Regal (the “Director Designation Agreement”).  On February 28, 2018, Regal’s parent corporation was acquired by Cineworld Group plc.  NCM Inc. understands that the resignations were in connection with such acquisition.

Pursuant to its rights under the Director Designation Agreement, Regal has designated two replacement directors, one of which Regal has indicated is an independent director under the rules of the Nasdaq Stock Market.  Pursuant to the Director Designation Agreement, the board of directors of NCM Inc., subject to the board’s determination in good faith, after consultation with outside legal counsel, that such action would not constitute a breach of its fiduciary duties or applicable law, is required to elect such replacement directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   NATIONAL CINEMEDIA, INC.

Dated: March 1, 2018	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Senior Vice President, General
Counsel

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